Exhibit 99.1

Broadcom Inc. Announces Early Results and Upsize of Previously Announced Debt Tender Offers

SAN JOSE, Calif. – April 22, 2020 – Broadcom Inc. (Nasdaq: AVGO) (“Broadcom”) today announced the early results of the previously announced cash tender offers (each, a “Tender Offer” and collectively, the “Tender Offers”) to purchase the outstanding notes described below, in each case subject to certain terms and conditions set forth in the Offer to Purchase dated April 6, 2020, as amended and supplemented (the “Offer to Purchase”), market conditions and other factors. Capitalized terms used and not defined in this press release have the meanings given to them in the Offer to Purchase.

The notes offered to be purchased in the Tender Offers, listed in the order of priority, are the (i) 3.000% senior notes due January 15, 2022, issued by Broadcom Corporation (the “2022 Notes”), (ii) 3.125% senior notes due April 15, 2021, issued by Broadcom Inc. (the “April 2021 Notes”) and (iii) 2.200% senior notes due January 15, 2021, issued by Broadcom Corporation (the “January 2021 Notes,” and together with the 2022 Notes and the April 2021 Notes, the “Tender Offer Notes”) up to an aggregate purchase price, excluding accrued and unpaid interest, of $4,064,453,035 (the “Aggregate Maximum Tender Cap”), of which up to $351,130,000 may be used to purchase the 2.200% senior notes due January 15, 2021 (the “January 2021 Notes Cap”). The Aggregate Maximum Tender Cap represents an increase in size from the previously announced Aggregate Maximum Tender Cap of $3.75 billion, and the January 2021 Notes Cap represents an increase in size from the previously announced January 2021 Notes Cap of $250 million.

The Withdrawal Deadline has passed and Tender Offer Notes tendered pursuant to the Tender Offers may no longer be withdrawn, except in the limited circumstances described in the Offer to Purchase. As of 5:00 p.m., New York City time, on April 21, 2020 (the “Early Tender Deadline”), approximately $3.986 billion aggregate principal amount of Tender Offer Notes were validly tendered and not validly withdrawn, as set forth in more detail in the table below. As a result of reaching the Aggregate Maximum Tender Cap by the Early Tender Deadline, no Tender Offer Notes tendered after the Early Tender Deadline will be accepted for purchase, regardless of priority level. Tender Offer Notes not accepted for purchase will be returned promptly to the tendering Holders in accordance with the Offer to Purchase.

Series of Notes	CUSIP Number (1)	Aggregate Principal Amount Outstanding Prior to the Tender Offers	Acceptance Priority Level	Principal Amount Accepted by Broadcom for Purchase	Revised Cap Amount	Total Consideration (2)
3.000% Senior Notes due 2022 of Broadcom Corporation	11134L AC3 11134LAD1 U1108LAB5	$3,500,000,000	1	$2,361,026,000	N/A	$2,420,051,650
3.125% Senior Notes due 2021 of Broadcom Inc.	11135F AA9 U1109M AA4	$2,000,000,000	2	$1,274,159,000	N/A	$1,293,271,385
2.200% Senior Notes due 2021 of Broadcom Corporation	11134L AK5 11134LAJ8 U1108LAE9	$750,000,000	3	$351,130,000	$351,130,000	$351,130,000

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this table or printed on the Tender Offer Notes. They are provided solely for the convenience of holders of the Tender Offer Notes.

(2)

Includes the Early Tender Premium of $30.00 per $1,000 principal amount of Tender Offer Notes validly tendered at or prior to the Early Tender Deadline (and not validly withdrawn) and accepted for purchase by us.

As of the Early Tender Deadline, all conditions to the Tender Offers set forth in the Offer to Purchase have been satisfied. In addition to the applicable Total Consideration, accrued and unpaid interest from the last interest payment date up to, but not including, the early settlement date, which is currently expected to occur on April 23, 2020 (the “Early Settlement Date”), will be paid by Broadcom in same day funds on the Early Settlement Date on all validly tendered Tender Offer Notes accepted for purchase in the Tender Offers.

General

In connection with the Tender Offers, J.P. Morgan Securities LLC (the “Dealer Manager”) is serving as dealer manager. D.F. King & Co., Inc. is serving as the information and tender agent (the “Information and Tender Agent”). Requests for assistance or copies of the Offer to Purchase or any other documents related to the Tender Offers may be directed to the Information and the Tender Agent at the contact details set forth below. Questions or requests for assistance in relation to the Tender Offers may be directed to the Dealer Manager at the address and telephone numbers set forth below.

This announcement is for informational purposes only and is not an offer to purchase or sell or a solicitation of an offer to purchase or sell, with respect to any securities. The Tender Offers are being made only pursuant to the terms of the Offer to Purchase. None of Broadcom, the Information and Tender Agent, the Dealer Manager or the Trustee makes any recommendation as to whether Holders should tender their notes pursuant to the applicable offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their notes, and, if so, the principal amount of the notes to tender.

The Dealer Manager

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Collect: (212) 834-8553

Toll-Free: (866) 834-4666

The Information and Tender Agent

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call: (212) 269-5550

Toll-free: (866) 416-0577

About Broadcom Inc.

Broadcom Inc., a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside Broadcom’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of Symantec Corporation’s Enterprise Security business (“Symantec Business”), including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate the Symantec Business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; international political and economic conditions; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our recent acquisition of the Symantec Business; government regulations and trade restrictions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com